UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026 (March 3, 2026)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Innovation Point, 5th Floor Fort Mill, South Carolina		29715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (803) 650-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation for Interim President and Chief Executive Officer

On March 3, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Shoe Carnival, Inc. (the “Company”) approved certain compensation arrangements for Clifton E. Sifford in connection with his appointment as the Interim President and Chief Executive Officer of the Company and his continued service as executive Vice Chairman of the Board of the Company. Commencing effective February 24, 2026 and continuing throughout the period he serves as Interim President and Chief Executive Officer and Vice Chairman of the Board of the Company, Mr. Sifford (1) will receive an annual base salary of $1,000,000, (2) will continue to receive an additional monthly stipend in the amount of $2,957, (3) will receive a monthly automobile allowance in the amount of $1,100, and (4) will be eligible to participate in the Company’s Amended and Restated Executive Incentive Compensation Plan, as amended (the “EICP”), as well as any other employee benefit plans, practices and programs maintained by the Company.

On March 3, 2026, Mr. Sifford also received a one-time grant of 112,220 service-based restricted stock units (“RSUs”), which RSUs were granted under the Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and will vest in full on March 31, 2027, provided that he remains a Service Provider (as defined in the 2017 Plan) continuously from the grant date through such vesting date. The service-based RSUs will be subject to the terms and conditions of the 2017 Plan, which was previously filed as Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 6, 2024, and will also be subject to the terms and conditions of an award agreement for service-based RSUs with cliff vesting, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Sifford will not receive any other compensation or benefits in connection with his service as a director while he is serving as Interim President and Chief Executive Officer of the Company.

Letter Agreement with Clifton Sifford

The Company entered into a letter agreement with Mr. Sifford dated March 5, 2026 (the “Letter Agreement”), which acknowledges his employment as Interim President and Chief Executive Officer of the Company effective as of February 24, 2026, and his continued service as executive Vice Chairman of the Board. The Letter Agreement sets forth the compensation that will be payable to Mr. Sifford during the period he is employed as the Interim President and Chief Executive Officer and Vice Chairman of the Board of the Company, as described above. The Letter Agreement also contains non-competition, non-solicitation and non-disparagement provisions to which Mr. Sifford is subject during the term of the Letter Agreement and for 12 months after the termination of his employment with the Company for any reason, as well as customary confidentiality provisions.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Executive Officer Compensation Decisions for Fiscal 2026

On March 3, 2026, the Compensation Committee also established the performance criteria and targets for the fiscal 2026 bonus payable in fiscal 2027 under the EICP. The performance criterion is operating income before nonrecurring items (“Adjusted Operating Income”). Subjective factors based on an executive officer’s individual performance can reduce an executive officer’s bonus. Performance below the threshold level would result in no payout, performance at the threshold level of performance would result in a payout at 25% of the executive officer’s target bonus amount and performance at the maximum level of performance would result in a payout at 175% of the executive officer’s target bonus amount, with payout for performance between threshold and target and between target and maximum Adjusted Operating Income interpolated.

The following table sets forth the percentage of salary the Company’s executive officers could earn based upon the attainment of the various levels of Adjusted Operating Income:

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Clifton E. Sifford	25.00%	100.00%	175.00%
W. Kerry Jackson	18.75%	75.00%	131.25%
Marc A. Chilton	21.25%	85.00%	148.75%
Tanya E. Gordon	18.75%	75.00%	131.25%

J. Wayne Weaver, Chairman of the Company’s Board of Directors and an executive officer, will not participate in the EICP in fiscal 2026. Patrick C. Edwards, the Company’s Senior Vice President, Controller and Treasurer and one of the Company’s named executive officers, will participate in the EICP in fiscal 2026, with a payout opportunity of 10% of his base salary at the threshold performance level, 40% of his base salary at the target performance level and 60% of his base salary at the maximum performance level.

On March 3, 2026, the Compensation Committee also granted service-based RSUs and performance stock units (“PSUs”) under the 2017 Plan to the following executive officers:

Name	Target Number of PSUs Awarded	Service-Based RSUs Awarded
W. Kerry Jackson	21,060	14,040
Marc A. Chilton	27,048	18,032
Tanya E. Gordon	20,160	13,440

In addition, on March 3, 2026, Mr. Edwards received 7,313 service-based RSUs and 4,875 PSUs at the target level of performance.

The PSUs may be earned based on the Company’s adjusted net income per diluted share for fiscal 2026. The Compensation Committee established a range of goals at threshold, target and maximum levels for which 25% to 175% of the target number of PSUs may be earned, with payout for performance between threshold and target and between target and maximum adjusted net income per diluted share interpolated. Performance below the threshold level would result in forfeiture of all of the PSUs. Any earned PSUs will vest in full on March 31, 2029, provided that the executive officer maintains continuous service with the Company through such date.

The service-based RSUs granted to these executive officers vest 50% on March 31, 2028 and 50% on March 31, 2029, provided that the executive officer maintains continuous service with the Company through such dates.

The RSUs and the PSUs will be subject to the terms and conditions of the 2017 Plan. The service-based RSUs will also be subject to the terms and conditions of the Company’s award agreement for service-based RSUs granted to executive officers under the 2017 Plan (the “RSU Award Agreement”). The form of RSU Award Agreement was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 17, 2025. The PSUs will also be subject to the terms and conditions of the Company’s 2026 award agreement for PSUs granted to executive officers under the 2017 Plan (the “PSU Award Agreement”). The foregoing description of the PSU Award Agreement is intended only as a summary and is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to the EICP

On March 3, 2026, the Compensation Committee and the Board of Directors approved certain amendments to the EICP to (1) add a definition of “Operating Income before Nonrecurring Items” and include Operating Income before Nonrecurring Items in the definition of “Business Criteria,” (2) provide the Compensation Committee with the ability to make subsequent adjustments to any Business Criteria to exclude the effects of unanticipated material transactions or events, and (3) extend the term of the EICP for an additional five fiscal years. The foregoing description of the terms of the EICP, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the EICP, as amended, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibits
10.1	Form of Restricted Stock Unit Award Agreement under the Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan (cliff vesting)
10.2	Letter Agreement, dated March 5, 2026, between the Company and Clifton E. Sifford
10.3	Form of 2026 Performance Stock Unit Award Agreement under the Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan (Executive Officers)
10.4	Shoe Carnival, Inc. Amended and Restated Executive Incentive Compensation Plan, as amended March 3, 2026
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: March 9, 2026	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and Chief Financial Officer